701 Evans Avenue, 8th Floor Toronto, Ontario Canada M9C 1A3 telephone: (416) 626-6000 facsimile: (416) 626-8650 email: info@mscm.ca website: www.mscm.ca	Jack Cooper Jim Glover Patricia Kajda Isabella Lee Alex Makuz Jim Molyneux Joseph Sardella Sandy Solecki Rosario Suppa Dave Thorman Jeff Westcott

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 29, 2008 relating to the audit of the consolidated financial statements of Pansoft Company Limited and to the reference to our Firm under the caption “Experts” in the Prospectus.

Signed: "MSCM LLP"

MSCM LLP
Chartered Accountants
Licensed Public Accountants
July 3, 2008